SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2002

MMI PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-29141	74-1622891
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

515 West Greens Road, Suite 710

Houston, Texas 77067

(Address of Principal Executive Offices)

(281) 876-0080

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Acquisition or Disposition of Assets.

On December 30, 2002, MMI Products, Inc. (the "Company") purchased all of the issued and outstanding shares of Structural Reinforcement Products, Inc., ("SRP") a Delaware corporation. The purchase price to be recorded by the Company for the intangible assets and net operating assets acquired will be approximately $24 million. Additional acquisition costs could be recorded contingent upon the operating and financial success of the acquired facility. SRP is a manufacturer of welded wire mesh in a "state-of-the-art" plant facility located in Hazleton, Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2003 By: /s/ Robert N. Tenczar Robert N. Tenczar, Vice President

and Chief Financial Officer